Exhibit 99.1
N E W S            R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	February 24, 2009
DYCOM ANNOUNCES FISCAL 2009 SECOND QUARTER RESULTS
Palm Beach Gardens, Florida, February 24, 2009 — Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended January 24, 2009. The Company reported a loss from continuing operations for the quarter ended January 24, 2009 of ($78.3) million, or ($1.99) per common share, versus a loss from continuing operations for the quarter ended January 26, 2008 of ($3.1) million, or ($0.08) per common share. Total contract revenues from continuing operations for the quarter ended January 24, 2009 were $245.5 million compared to $284.8 million for the quarter ended January 26, 2008, a decrease of 13.8%.
For the quarter ended January 24, 2009, loss from continuing operations included a pre-tax gain of approximately $1.3 million related to the buyback of $4.65 million aggregate principal amount of the Company’s senior subordinated notes due 2015 and a preliminary goodwill impairment charge of $96.8 million. This pre-tax impairment charge is the result of an interim test for impairment prompted by a sustained reduction in the Company’s market capitalization compared to the book value of shareholders’ equity. The interim impairment testing includes a reassessment of a number of valuation assumptions, including customer spending in the current economic environment. The Company expects to complete its impairment analysis in the third quarter of fiscal 2009. For the quarter ended January 26, 2008, loss from continuing operations included a pre-tax $7.6 million charge related to the settlement of a wage and hour class action. On a non-GAAP basis, excluding the aforementioned items, loss from continuing operations for the quarter ended January 24, 2009 was ($1.7) million, or ($0.04) per common share, versus income from continuing operations of $1.5 million, or $0.04 per common share diluted, for the quarter ended January 26, 2008. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
For the six months ended January 24, 2009, loss from continuing operations was ($67.8) million, or ($1.72) per common share, versus income from continuing operations for the six months ended January 26, 2008 of $12.1 million, or $0.30 per common share diluted. Total contract revenues from continuing operations for the six months ended January 24, 2009 were $579.5 million compared to $614.4 million for the six months ended January 26, 2008, a decrease of 5.7%.

For the six months ended January 24, 2009, loss from continuing operations included the pre-tax gain of approximately $1.3 million and the pre-tax goodwill impairment charge referred to above in addition to a write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility in the first quarter of fiscal 2009. For the six months ended January 26, 2008, income from continuing operations included the $7.6 million pre-tax charge related to the settlement of the wage and hour class action referred to above. On a non-GAAP basis, excluding the aforementioned items, income from continuing operations for the six months ended January 24, 2009 was $9.2 million, or $0.23 per common share diluted, versus income from continuing operations of $16.7 million, or $0.41 per common share diluted, for the six months ended January 26, 2008. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
A Tele-Conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, February 25, 2009; Call 800-398-9402 (United States) or 612-332-0806 (International) and request “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details.” If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, March 27, 2009.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
The fiscal 2009 second quarter results are preliminary and the information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues, goodwill impairment and earnings (loss) per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
January 24, 2009 and July 26, 2008
Unaudited

	January 24,	July 26,
	2009	2008
	($ in 000's)
ASSETS
Current Assets:
Cash and equivalents	$74,037	$22,068
Accounts receivable, net	115,146	146,420
Costs and estimated earnings in excess of billings	58,047	94,270
Deferred tax assets, net	16,788	19,347
Income taxes receivable	10,921	6,014
Inventories	9,639	8,994
Other current assets	12,820	7,301
Current assets of discontinued operations	644	667

Total current assets	298,042	305,081

Property and equipment, net	156,801	170,479
Goodwill (1)	159,598	256,394
Intangible assets, net	59,334	62,860
Other	11,605	10,478

Total	$685,380	$805,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$22,717	$29,835
Current portion of debt	1,759	2,306
Billings in excess of costs and estimated earnings	332	483
Accrued insurance claims	32,671	29,834
Other accrued liabilities	44,060	66,275
Current liabilities of discontinued operations	638	2,731

Total current liabilities	102,177	131,464

Long-term debt	145,678	151,049
Accrued insurance claims	34,378	37,175
Deferred tax liabilities, net non-current (1)	20,047	35,770
Other liabilities	5,830	5,314
Non-current liabilities of discontinued operations	473	427

Stockholders’ Equity	376,797	444,093

Total	$685,380	$805,292

(1)	Goodwill and Deferred tax liabilities, net non-current have been increased by $16.3 million on the Condensed Consolidated Balance Sheet of the Company at July 26, 2008. This correction is related to certain prior acquisitions and had no impact on the Company’s Consolidated Statements of Operations or Consolidated Statements of Cash Flows.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 24,	January 26,	January 24,	January 26,
	2009	2008	2009	2008
	(In 000’s, except per share amounts)

Contract revenues	$245,522	$284,758	$579,489	$614,430

Cost of earned revenues, excluding depreciation and amortization	205,860	247,906	474,506	509,218
General and administrative expenses (1)	21,535	22,315	49,074	47,923
Depreciation and amortization	16,817	16,910	33,429	32,957
Goodwill impairment charge	96,796	—	96,796	—

Total	341,008	287,131	653,805	590,098

Interest income	40	171	174	381
Interest expense	(4,099)	(3,566)	(8,151)	(7,122)
Other income, net	1,832	798	2,234	2,370

Income (loss) from continuing operations before income taxes	(97,713)	(4,970)	(80,059)	19,961

Provision (benefit) for income taxes	(19,371)	(1,837)	(12,301)	7,837

Income (loss) from continuing operations	(78,342)	(3,133)	(67,758)	12,124

Loss from discontinued operations, net of tax	—	(93)	(37)	(422)

Net income (loss)	$(78,342)	$(3,226)	$(67,795)	$11,702

Earnings (loss) per common share — Basic:

Income (loss) from continuing operations	$(1.99)	$(0.08)	$(1.72)	$0.30
Loss from discontinued operations	—	—	—	(0.01)

Net income (loss)	$(1.99)	$(0.08)	$(1.72)	$0.29

Earnings (loss) per common share — Diluted:

Income (loss) from continuing operations	$(1.99)	$(0.08)	$(1.72)	$0.30
Loss from discontinued operations	—	—	—	(0.01)

Net income (loss)	$(1.99)	$(0.08)	$(1.72)	$0.28

Shares used in computing earnings (loss) per common share:
Basic	39,379,470	40,799,664	39,350,611	40,759,267

Diluted	39,379,470	40,799,664	39,350,611	41,073,223

Earnings per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $0.3 million and $1.9 million for the three and six months ended January 24, 2009, respectively, and $1.0 million and $3.2 million for the three and six months ended January 26, 2008, respectively.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 24,	January 26,	January 24,	January 26,
	2009	2008	2009	2008
	(In 000’s, except per share amounts)

Item:
Goodwill impairment charge	$(96,796)	$—	$(96,796)	$—
Charge for wage and hour class action settlement	—	(7,591)	—	(7,591)
Gain on debt extinguishment, net	1,300	—	1,300	—
Write-off of deferred financing costs	—	—	(551)	—

	$(95,496)	$(7,591)	$(96,047)	$(7,591)

GAAP income (loss) from continuing operations	$(78,342)	$(3,133)	$(67,758)	$12,124
Adjustment for items above, net of tax	76,638	4,597	76,969	4,597

Non-GAAP income (loss) from continuing operations	$(1,704)	$1,464	$9,211	$16,721

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per share from continuing operations — GAAP	$(1.99)	$(0.08)	$(1.72)	$0.30
Adjustment for items above	1.95	0.11	1.96	0.11

Basic earnings (loss) per common share from continuing operations - Non-GAAP	$(0.04)	$0.04	$0.23	$0.41

Diluted earnings (loss) per share from continuing operations — GAAP	$(1.99)	$(0.08)	$(1.72)	$0.30
Adjustment for items above	1.95	0.11	1.96	0.11

Diluted earnings (loss) per common share from continuing operations- Non-GAAP	$(0.04)	$0.04	$0.23	$0.41

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for items above:

Basic	39,379,470	40,799,664	39,350,611	40,759,267

Diluted	39,379,470	40,799,664	39,350,611	41,073,223

Shares used in computing Non-GAAP earnings (loss) per common share from continuing operations:

Basic	39,379,470	40,799,664	39,350,611	40,759,267

Diluted	39,379,470	41,106,655	39,430,966	41,127,577

Earnings per share amounts may not add due to rounding.

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